EXHIBIT 10.14

INDEPENDENT CONSULTING AGREEMENT

BETWEEN

SARAV PATEL AND SCRIPSAMERICA

THIS Independent Consulting Agreement ("Agreement") is made and entered into effective this the 4th day of June 2011, by and between Sarav Patel, hereinafter referred to as (the "Consultant"), with address being 50 McCullough Drive New Castle Delaware and ScripsAmerica, hereinafter referred to as (the "Company"), a Delaware corporation with address being 843 Persimmon Lane Langhorne, PA 19047. The Consultant and the Company may be referred to collectively herein as (the "Parties").

WHEREAS, Company is a worldwide developer/distributor that supplies generic medication for sale domestically and internationally.

WHEREAS, the Consultant has been engaged by the Company to provide consulting services and assist the Company in providing business to the Company for its product lines by introducing and promoting Company with Out Patient Surgery Centers, Hospital and Other Health Care Facilities which can Purchase Company's products. The Consultant will set up direct access for the Company to present Company's products, make presentations, and coordinate meetings with potential end users. Consultant will identify business opportunities for utilization of Company's products in the private sector. Consultant will introduce Company to third parties for debt lender or equity investment. Consultant shall give technical information to Company's potential customers, as well as attend meetings on behalf of Company at the request of Company to provide technical information regarding Company's products.

NOW THEREFORE, the Parties covenant and agree as follows:

A: Scope of Consulting Agreement

The Consultant shall, through the use of its best effort, endeavor to assist the Company in achieving the Company's goals, as outlined above. The Company will provide the Consultant a detailed scope and analysis of the Company's performance objectives.

B: Term of Agreement

The initial term of the Agreement shall be for one (1) year, commencing on June 10, 2011, and ending on June 9, 2012. This Agreement shall be automatically renewable for an additional one (1) year upon mutual agreement by the Parties. Each renewal of the Agreement shall be governed by the same terms and conditions contained in this Agreement unless otherwise amended by the Parties in writing.

C: Opportunity Notice

Consultant shall identify to Company each of Consultant's prospective customers by submitting to Company an Opportunity Such Notice shall be submitted to and approved by Company prior to Consultant pursuing a customer.

D: FEES/COMPENSATION

Company agrees to pay Consultant an initial retainer fee of 100,000 Rule 144 shares of the Company's stock. Consultant agrees that if Company acquires Consultant's designated company within the next six (6) months from the date of this agreement, that the value of these shares at the time ScripsAmerica, Inc. goes public the value will be deducted from the purchase price of Consultant's designated company. If the consultant's company is not purchased within 6 months, then the value of the 100,000 shares at that time are no longer eligible for deduction from the purchase price.

E: Reimbursement of Travel Expenses

Company agrees to reimburse Consultant's travel expenses on behalf of Company. Travel expenses must be pre-authorized or arrangements made by Company.

F: Key Personnel

The Consultant may suggest to the Company that other business or legal entities be retained to perform specific services on behalf of the Company. If Company elects to retain such outside services, the Company will need to engage these business legal persons or entities under a separate agreement. The Company may seek to have the Consultant assistance in coordinating with other business entities in the performance of their services.

The Consultant agrees that all matters discussed with the Company will remain confidential unless the Company expressly allows this information to be conveyed to third parties. Any Non-Disclosure Agreements Consultant has signed with Company shall be incorporated into this Agreement, and all terms shall remain fully in effect.

G: Independent Contractor: No Agency and No Joint Venture

The Parties expressly agree that this Agreement does not create an agency agreement or a joint venture agreement. The Parties expressly agree that the Consultant is an independent contractor entitled to use and exercise their own judgment and discretion. While all actions shall be taken in consultation with the Company, the Consultant shall not be obligated to carry out any course of action, of which the Consultant do not approve or agree.

H: LIMITATION ON WARRANTIES

THIS IS A BUSINESS SERVICE ENGAGEMENT. THE CONSULTANT WARRANTS THAT IT WILL PERFORM CONSULTING SERVICES HEREUNDER IN GOOD FAITH. THE CONSULTANT DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, WITHOUT LIMITATION, WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

I: Confidential Information

In order for the Consultant to effectively carry out their functions under this Agreement, the Parties understand that the Consultant will come into possession of information that the Company may otherwise deem confidential. However, unless the Company specifically limits the disclosure of the information by giving written notice of the specific information it desires to maintain confidential, the Consultant may make necessary disclosures and convey such information to third parties, if such disclosure is necessary, in the Consultant's opinion, to achieve the Company's Goals. The Consultant expressly warrants that such disclosures will not be made except in the direct course of carry out the consultant's functions under this Agreement. The Company expressly agrees to waive any action it may have for disclosure of such confidential information, unless the Company has give written notice to the Consultant, by means of an executed Non-Disclosure Agreement or otherwise, directing the Consultant not to disclose.

J: Law Governing Agreement

The Company and the Consultant agree that the laws governing this Agreement shall be under the laws of Delaware with venue being New Castle. This Agreement shall be interpreted pursuant to Delaware Laws and Statutes.

K: AGREEMENT SUBJECT TO ARBITRATION

ANY DISPUTE ARISING BETWEEN THE COMPANY, AND THE CONSULTANT UNDER THIS AGREEMENT SHALL BE SUBMITTED TO BINDING ARBITRATION, SUCH ARBITRATION TO BE HELD UNDER THE RULES OF ARBITRATION SET BY THE AMERICAN ARBITRATION ASSOCIATION. ARBITRATION WILL BE HELD IN THE STATE OF DELAWARE. THE COMPANY, AND THE CONSULTANT AGREE THE ARBITRATION AWARD MAY BE ENFORCED AS A JUDGMENT BY PETITION TO ANY FEDERAL COURT IN THE UNITED STATES AND THE STATE OF DELAWARE HAVING PROPER JURISDICTION OR ANY OTHER COURT WHICH HAS PROPER JURISDICTION OVER THIS AGREEMENT.

L: Limitation on Actions

All legal actions arising under or related to this Agreement must be commenced within one (1) year of the Termination Date of the Agreement.

M: Limitation on Damages

The Consultant shall not be responsible or liable to the Company for any actions, damages, claims, liabilities, costs, expenses, or losses arising out of or related to this Agreement or the consulting services performed hereunder in excess of the fees of the amount paid to the Consultant by the Company under this Agreement. In no event shall the Consultant be liable for consequential, special, indirect, incidental, punitive or exemplary damages, costs, expenses, or losses (including, without limitation, lost profits and opportunity costs). The provisions of this paragraph shall apply regardless of the form of action, damage, claim, liability, cost, expense or losses whether in contract, tort, statute or otherwise.

N: Consultant's Disclosure

The Consultant hereby represents and warrants, and the Company acknowledges and agrees that: (i) the Consultant is not a "broker" or "dealer" as defined under any applicable federal and/or state securities laws; (ii) the Consultant shall not engage in any acts for which it would be considered to be a broker-dealer; (iii) the Consultant shall not participate in any negotiation of the terms of any such transaction; (iv) the Consultant shall not give any advice to anyone regarding the valuation of, potential return on, or the terms of any investment in, any securities of the Company.

The Consultant makes no representations, warranties or guaranties of any specific results or success.

O: Termination

The Agreement may be terminated upon thirty (30) days written notice by either party to the other, upon which termination Consultant shall provide all work-product to Company, and Company shall pay any outstanding balance owed to Consultant within ten (10) business days therefrom.

P: Additional Warranties and Representations of the Parties

1.  The signing Parties represent and warrant to the other that they have the right and authority to enter this Agreement and to bind such Party to the rights and obligations set forth herein, and that all required corporate and/or governmental permission, consent and authorization has been obtained in order to make this Agreement effective. This Agreement may not be assigned by either party or transferred by operation of law to any other person or organization without the express written approval of the other party.

2.  The Company and the Consultant agree to carry out their business consulting services in compliance with the laws and statutes of the United States, Delaware and jurisdiction of the Company and the Consultant's company formation. All Parties to this transaction agree that it will be done in compliance with the laws of the United States or any other laws governing Company and Consultant's activities.

3.  Except as provided in this Agreement, neither party shall have the right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

4.  The Arbitration, Indemnification provision set forth in the Agreement, and any other provision, which by its sense and context is appropriate, shall survive the termination of this Agreement by either party for any reason.

5.  The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify, or place any construction upon or on any provisions of Agreement.

6.  All exhibits to this Agreement are Incorporated herein by reference and made part of this Agreement.

7.  Neither party shall be in breach of this Agreement in the event it is unable to perform its obligations under this Agreement as a result of natural disaster, war, or emergency conditions.

8.  If any provision of this Agreement shall be held to be invalid or unenforceable by a competent court having proper jurisdiction, the other provisions shall remain valid.

9.  Except for terms contained in any Non-Disclosure Agreement executed between the Parties, which will continue to remain in effect, the Parties agree that all other portions of this Agreement supersede all previous communications, oral or written, and all other communications between them relating to the license and to the subject hereof. No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.

IN WITNESS THEREOF, the Parties have executed this Agreement as of the date first written above.

Sarav Patel (the "Consultant")

/s/ Sarav Patel
By: Sarav Patel

ScripsAmerica (the "Company")

/s/ Robert Schneiderman
Robert Schneiderman, CEO